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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF HAZEL & THOMAS, P.C.]





                                February 6, 1996



MLC Holdings, Inc.
11150 Sunset Hills Road
Suite 110
Reston, Virginia 20910-5321

         Re: Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for MLC Holdings, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement registers 155,000 shares of the Common Stock of the Company, par value $0.01 per share, (the "Shares") issued or issuable pursuant to the exercise of 155,000 stock options authorized under the 1996 Stock Incentive Plan, the 1996 Incentive Stock Option Plan, the 1996 Nonqualified Stock Option Plan and the 1996 Outside Director Stock Option Plan (collectively, the "Plans").

         We are familiar with the corporate actions to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the Shares issued and issuable pursuant to the Plans have been duly and validly authorized and, upon past or future issuance or delivery thereof as contemplated in the Registration Statement, were and will be legally issued, fully paid and nonassessable.

     We are admitted to practice in Virginia. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware, Virginia and federal law.
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MLC Holdings, Inc.
February 6, 1997
Page 2




         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm and to our opinion in the Prospectus which is a part of the Registration Statement.

                                            Very truly yours,

                                            HAZEL & THOMAS, P.C.